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                                                                     EXHIBIT (e)

                               UNDERWRITING AGREEMENT
                                      BETWEEN
                              SM&R CAPITAL FUNDS, INC.
                                        AND
                      SECURITIES MANAGEMENT AND RESEARCH, INC.

     THIS UNDERWRITING AGREEMENT (the "Agreement") is made and entered into this 19th day of November, 1998, by and between SM&R CAPITAL FUNDS, INC. (to be renamed SM&R Investments, Inc. effective December 31, 1998), a Maryland corporation hereinafter referred to as the "Fund", and SECURITIES MANAGEMENT AND RESEARCH, INC., a Florida corporation hereinafter referred to as the "Underwriter".

     The Fund is a series fund and currently has four series: SM&R Government Bond Fund, formerly named American National Government Income Fund Series (the "Government Bond Fund"); SM&R Primary Fund, formerly named American National Primary Fund Series (the "Primary Fund"); SM&R Tax Free Fund, formerly named American National Tax Free Series Fund (the "Tax Free Fund"); and SM&R Money Market Fund (the "Money Market Fund"). The Government Bond Fund, the Primary Fund, the Tax Free Fund and the Money Market Fund (individually and collectively, the "Series") each pursue different investment objectives through separate investment policies.

     The Government Bond Fund and Tax Free Fund offer multiple classes of shares (each, a "Class" and, collectively, "Classes" ) described in the Fund's current effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Current Registration Statement"). Such Classes have different sales charges and distribution and service (12b-1) fee structures described in the Fund's Current Registration Statement.

     The Money Market and Primary Funds each consist of a single class and do not impose any sales charges or distribution and service (12b-1) fees.

     SM&R is engaged in the business of providing underwriting and related services to investment companies and desires to provide such services to the Fund and to each Class of each of its Series.

     In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Underwriter and the Fund hereby agree as follows:

1. The Fund hereby appoints the Underwriter as exclusive distributor of the shares of all Classes of each Series of the Fund to sell such shares to the public on the terms set forth in this Agreement. During the term of this Agreement and any continuation thereof, no Series will sell or agree to sell any of its shares except to or through the Underwriter at a public offering price determined in accordance with Paragraph 3 hereof; provided, however, that any Class of any Series of the Fund may issue shares at net asset value:

     (a) in connection with the merger or consolidation of any investment company with the Fund or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company by the Fund;

     (b) to a Series' shareholders upon their reinvestment of dividends of such Series from net investment income or representing distributions of such Series from net realized capital gains;


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     (c)  to one or more unit investment trusts organized under the Investment
     Company Act of 1940 and sponsored by the Underwriter; and

     (d) to such other persons and entities approved or recommended by Underwriter which the Fund's Board of Directors may from time to time approve and which are set forth in the Fund's Current Registration Statement.

2. The Underwriter hereby accepts appointment as exclusive underwriter and distributor of the shares of all Classes of all Series of the Fund and agrees that it will use its best efforts to sell such shares; PROVIDED, HOWEVER, that by accepting this appointment as exclusive underwriter and distributor of such shares, the Underwriter does not undertake to sell all or any portion of the shares of any Class of any Series.

3. The Underwriter agrees to offer shares of the capital stock of the Series to the public through its representatives and through dealers having sales agreements with the Underwriter (PROVIDED, HOWEVER, that nothing provided for in this Agreement shall obligate the Underwriter to execute sales agreements with dealers or to sell any shares to dealers). The offering price for shares of each Class of the Government Bond Fund and the Tax Free Fund shall be equal to each such Class' net asset value per share plus the applicable sales charge, if any, computed as provided in the Fund's Current Registration Statement. The offering price for shares of the Primary Fund and the Money Market Fund shall be the net asset value of such shares computed as provided in the Fund's current Registration Statement. The net asset value for each share of any Class of any Series, computed as provided in the Fund's Current Registration Statement, shall be referred to as the "Net Asset Value".

     The full Net Asset Value for the Fund shares purchased shall be remitted to the Fund promptly after payment is received by the Underwriter. The applicable sales charge, if any, received in connection with sales of shares of the Government Bond Fund or Tax Free Fund shall be retained by the Underwriter, and the Underwriter may fix the portion of such sales charge to be allowed to its representatives or to dealers having sales agreements with the Underwriter.

4. The Underwriter shall require each Series to issue shares of any Class only to the extent necessary (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to fill unconditional orders for shares of such Class placed with the Underwriter by investors and dealers and not in excess of such unconditional orders, and the Underwriter will not avail itself of any opportunity of making a profit by expediting or withholding orders. In the event payment is not received by the Underwriter for shares so issued by a Series, the Underwriter shall reimburse the Series for the Net Asset Value applicable to such purchase, and thereafter the shares so issued will be redeemed at the Net Asset Value applicable at the time of redemption.

5. Shareholders of a Class of a Series are permitted to exchange their shares into the shares of another series or fund to the extent provided and subject to the conditions stated in the Fund's Current Registration Statement. It is understood that the Underwriter has agreed to waive its right to that portion of the sales charge waived on shares exchanged pursuant to such exchange privilege.

6. The Fund hereby authorizes the Underwriter to redeem upon the terms and conditions hereinafter set forth and as described in the Fund's Current Registration Statement, as agent of the Fund and for its account, such shares of stock of each Class of each Series of the Fund as may be offered for redemption to the Fund from time to time:

     (a) The Underwriter may accept redemption requests from a stockholder of record (including a request from an agent of such stockholder), to redeem such shares at a price equal to the Net Asset Value per share which is or becomes effective for such redemption, less any applicable contingent deferred sales charges.


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     (b)  The Underwriter agrees that all redemptions of the Fund's shares made by it after this Agreement becomes effective shall be made only as agent for the account of each Series of the Fund and pursuant to the terms and conditions herein set forth.

     (c) The Fund reserves the right to suspend or revoke the foregoing authorization at any time; unless otherwise stated, any such suspension or revocation shall be effective forthwith upon receipt of notice by an officer of the Underwriter by telegraph or written instrument from an officer of the Fund duly authorized by its Board of Directors. In the event that the authorization of the Underwriter is, by terms of such notice, suspended:

          (i)  for more than forty-eight (48) hours, excluding from such period any day on which the New York Stock Exchange is not open, or
          (ii) until further notice, the authorization given by this Article 6 shall not be revived except by vote of the Board of Directors of the Fund.

     (d) Except for contingent deferred sales charges, which are to be paid to SM&R, the Underwriter shall receive no commissions in respect of any redemptions under the foregoing authorization and appointment as agent.

7. The Underwriter covenants and agrees that in selling the shares of each Series of the Fund, it will in all respect duly conform with all state and federal laws relating to the sale of such securities, and will indemnify and save harmless the Fund and each such Series from any damage or expenses on account of any wrongful act by it or its representatives. Neither the Underwriter nor any dealer nor any other person is authorized by the Fund to give any information or to make any representations other than those contained in the Current Registration Statement covering the shares of any Series of the Fund or in approved sales literature.

8. The Fund shall pay all costs and expenses in connection with registering the shares of the Series for sale under all applicable securities laws, including preparation and filing of required registration statements and prospectuses under federal law and all amendments and supplements thereto, and the expense of preparing, printing, mailing and otherwise distributing prospectuses and statements of additional information, annual or interim reports and proxy materials to shareholders.

9. The Underwriter shall pay the expenses normally attributable to the sale of shares, other than as paid under the Fund's distribution and service (12b-1) plan, including the cost of printing and mailing prospectuses (other than those furnished to existing shareholders) and any sales literature used by the Underwriter. It is understood and agreed that so long as the Fund's distribution and service (12b-1) plan continues in effect, any expenses incurred by the Underwriter hereunder may be paid in accordance with the terms of such distribution and service (12b-1) plan.

10. In connection with the purchase or sale of portfolio securities for the account of any Series of the Fund, neither the Underwriter nor any officer or director of the Underwriter shall act as principal.

11. This Agreement shall become effective on the date hereof and shall continue in effect for a period of two (2) years and thereafter only so long as such continuance is specifically approved at least annually by the Board of Directors or by a vote of a majority of the outstanding voting securities of each Series of the Fund, and in either case, by the specific approval by a majority of the directors, who are not parties to such contract or agreement or "interested" persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, the term "interested" persons for this purpose having the meaning defined in Section 2(a)(19) of the '40 Act.

     This Agreement may be terminated at any time without the payment of any penalty, by vote of the


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Board of Directors of the Fund or by vote of the holders of a majority of the outstanding shares of either Series of the Fund, or by the Underwriter, on sixty
(60) days' written notice to the other party.

     This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in
Section 2(a)(4) of the '40 Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate on the day and year first above written.

SM&R CAPITAL FUNDS, INC.

By:  /s/ Michael W. McCroskey
     -------------------------
         Michael W. McCroskey, President

SECURITIES MANAGEMENT AND RESEARCH, INC.

By:  /s/ Teresa Axelson
     ------------------
         Teresa E. Axelson, Vice President


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